Exhibit 23.4

Commerce & Finance Law Offices

714 Huapu International Plaza 19 Chaowai Avenue,

Chaoyang District, Beijing, PRC; Postcode: 100020

Tel: (8610) 65802255 Fax: (8610) 65802538, 65802678, 65802679, 65802203

E-mail Add:beijing@tongshang.com Website: www.tongshang.com.cn

May 21, 2004

Ctrip.com International, Ltd.

3F, Building 63-64

No. 421 Hong Cao Road

Shanghai 200233, People’s Republic of China

Re: Ctrip.com International

Ladies and Gentlemen:

We hereby consent to the reference to our firm under the heading “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus included in the Registration Statement of Ctrp.com International, Ltd. on Form F-2 filed with the Securities and Exchange Commission on the date hereof.

Yours Sincerely,

/s/ Commerce & Finance Law Offices
Commerce & Finance Law Offices